Exhibit (m)(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                                  EXHIBIT A
                                    to the
                              Distribution Plan

                             RIMCO Monument Funds

                    RIMCO MONUMENT PRIME MONEY MARKET FUND
                                CLASS B SHARES

                RIMCO MONUMENT U.S. TREASURY MONEY MARKET FUND
                                CLASS B SHARES

      This Distribution Plan is adopted by RIMCO Monument Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 OF 1% of the average aggregate net asset value of the CLASS B SHARES of RIMCO MONUMENT PRIME MONEY MARKET FUND and RIMCO MONUMENT U.S. TREASURY MONEY MARKET FUND held during the month.

      Witness the due execution hereof this 1st day of September, 1995.

                              RIMCO Monument Funds

                                    By: /S/ EDWARD C. GONZALES
                                       ---------------------------------
                               Edward C. Gonzales

                                    President